Exhibit 5.1

January 18, 2012

CHC Helicopter S.A.

4740 Agar Drive

Richmond, BC V7B 1A3, Canada

Ladies and Gentlemen:

We have acted as U.S. counsel to CHC Helicopter S.A., a société anonyme organized under the laws of Luxembourg (the “Issuer”), and to the entities listed on Schedule I (the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of $1,100,000,000 aggregate principal amount of 9.250% Senior Secured Notes due 2020 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Exchange Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the Exchange Guarantees will be issued under an Indenture, dated as of October 4, 2010 (the “Indenture”), among the Issuer, the Guarantors, HSBC Corporate Trustee Company (UK) Limited, as collateral agent (the “Collateral Agent”), and The Bank of New York Mellon, as trustee (the “Trustee”). The Exchange Securities will be offered by the Issuer in exchange for $1,100,000,000 aggregate principal amount of its outstanding 9.250% Senior Secured Notes due 2020 that were issued on October 4, 2010.

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We have examined the Registration Statement and the Indenture (including the form of Exchange Security set forth therein), which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Issuer and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Collateral Agent and the Trustee.

We have assumed further that (1) each of the Issuer and the Guarantors is validly existing under the laws of its jurisdiction of incorporation and has duly authorized, executed and delivered the Indenture, the Exchange Securities and the Exchange Guarantees, as applicable, in accordance with its respective organizational documents and the laws of its jurisdiction of incorporation, and (2) execution, delivery and performance by the Issuer and each of the Guarantors of the Indenture, the Exchange Securities and the Exchange Guarantees do not and will not violate the laws of its respective jurisdiction of incorporation or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States).

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Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

2. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial actions affecting creditors rights.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture, the Exchange Securities or the Guarantees that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of rights and defenses contained in Sections 13.08, 13.13 and 13.14 of the Indenture or (ii) Section 13.10 of the Indenture relating to severability.

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In connection with the provisions of the Indenture whereby the parties submit to the subject matter jurisdiction of the U.S. federal courts in the Borough of Manhattan in the City of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Indenture that relate to forum selection of the U.S. federal and state courts in the Borough of Manhattan in the City of New York (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States district court has discretion to transfer an action from one federal court to another.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

Schedule I

GUARANTOR	JURISDICTION OF INCORPORATION OR FORMATION
6922767 Holding S.à r.l.	Luxembourg

Capital Aviation Services B.V.	Netherlands

CHC Capital (Barbados) Limited	Barbados

CHC Den Helder B.V.	Netherlands

CHC Global Operations (2008) Inc.	Canada

CHC Global Operations International Inc.	Canada

CHC Helicopter Holding S.à r.l.	Luxembourg

CHC Helicopters (Barbados) Limited	Barbados

CHC Holding NL B.V.	Netherlands

CHC Holding (UK) Limited	Scotland

CHC Hoofddorp B.V.	Netherlands

CHC Netherlands B.V.	Netherlands

CHC Norway Acquisition Co AS	Norway

CHC Sweden AB	Sweden

Helicopter Services Group AS	Norway

Helikopter Service AS	Norway

Heli-One Canada Inc.	Canada

Heli-One Defence B.V.	Netherlands

Heli-One Holdings (UK) Limited	England

Heli-One (Europe) AS	Norway

Heli-One Leasing Inc.	Canada

Heli-One Leasing (Norway) AS	Norway

Heli-One (Norway) AS	Norway

Heli-One (Netherlands) B.V.	Netherlands

Heli-One (U.K.) Limited	Scotland

Heli-One (U.S.) Inc.	Delaware

Heli-One USA Inc.	Texas

Heliword Leasing Limited	England

CHC Leasing (Ireland) Limited	Ireland

Integra Leasing AS	Norway

Lloyd Bass Strait Helicopters Pty. Ltd.	Australia

Lloyd Helicopters International Pty. Ltd in its own capacity and as trustee of the Australian Helicopters Trust	Australia

Lloyd Helicopters Pty. Ltd.	Australia

Lloyd Helicopter Services Limited	Scotland

Lloyd Helicopter Services Pty. Ltd.	Australia

Lloyd Off-Shore Helicopters Pty. Ltd.	Australia

Management Aviation Limited	England

North Denes Aerodrome Limited	England